Exhibit 99.1

WEST FRASER TIMBER CO. LTD. -

Notice of Fourth Quarter Results Conference Call

VANCOUVER, Jan. 13, 2020 /CNW/ - West Fraser will hold an analysts’ conference call to discuss fourth quarter 2019 financial and operating results on Wednesday, February 12, 2020 at 8:30 a.m. Pacific Time/11:30 a.m. Eastern Time.

To participate in the call, please dial:

1-888-390-0546 (Toll-free North America)

Please let the operator know you wish to participate in the West Fraser conference call chaired by Mr. Ray Ferris, President and Chief Executive Officer.

Following management’s discussion of the quarterly results, the analyst community will be invited to ask questions.

The call will be recorded for webcasting purposes and will be available on our website at www.westfraser.com. West Fraser’s fourth quarter 2019 financial and operating results will be released on Tuesday, February 11, 2020.

West Fraser is a diversified wood products company producing lumber, LVL, MDF, plywood, pulp, newsprint, wood chips, other residuals and energy with facilities in western Canada and the southern United States.

West Fraser shares trade on the Toronto Stock Exchange under the symbol: “WFT”.

SOURCE West Fraser Timber Co. Ltd.

View original content: http://www.newswire.ca/en/releases/archive/January2020/13/c7266.html

%SEDAR: 00002660E

For further information: Chris Virostek, Vice President, Finance and Chief Financial Officer, (604) 895-2700, www.westfraser.com

CO: West Fraser Timber Co. Ltd.

CNW 17:06e 13-JAN-20